As filed with the Securities and Exchange Commission on March 22, 2024

Registration No. 333-272895

Registration No. 333-273887

Registration No. 333-195211

Registration No. 333-198289

Registration No. 333-202941

Registration No. 333-210453

Registration No. 333-216905

Registration No. 333-223687

Registration No. 333-226741

Registration No. 333-229953

Registration No. 333-254697

Registration No. 333-263644

Registration No. 333-270795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENTS

NOS. 333-272895, 333-273887

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENTS

NOS. 333-195211, 333-198289, 333-202941, 333-210453, 333-216905, 333-223687, 333-226741, 333-229953, 333-254697, 333-263644, 333-270795

UNDER

THE SECURITIES ACT OF 1933

CYMABAY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3103561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7601 Dumbarton Circle Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 293-8800

(Registrant’s telephone number, including area code)

CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan

CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan

2020 New Hire Plan

(Full title of the plans)

Paul Quinlan

General Counsel

CymaBay Therapeutics, Inc.

7601 Dumbarton Circle

Fremont, CA 94555

(510) 293-8800

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Hall

Matthew L. Ploszek

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

CymaBay Therapeutics, Inc., a Delaware corporation (the “Registrant”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”), previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•

Registration Statement on Form S-8 (Registration File No. 333-195211), which was filed with the SEC on April  11, 2014, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 1,049,716 shares of Common Stock in the aggregate under the Metabolex, Inc. 2003 Equity Incentive Plan, the CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) and the CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan (the “2023 Plan”);

•

Registration Statement on Form S-8 (Registration File No. 333-198289), which was filed with the SEC on August  21, 2014, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 500,000 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-202941), which was filed with the SEC on March  23, 2015, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 734,805 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-210453), which was filed with the SEC on March  29, 2016, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 1,172,350 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-216905), which was filed with the SEC on March  23, 2017, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 1,172,350 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-223687), which was filed with the SEC on March  15, 2018, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 2,220,439 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-226741), which was filed with the SEC on August  9, 2018, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 1,500,000 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-229953), which was filed with the SEC on February  28, 2019, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 2,378,259 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-254697), which was filed with the SEC on March  25, 2021, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 3,507,843 shares of Common Stock in the aggregate under the 2013 Plan, the 2020 New Hire Plan (the “2020 Plan”) and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-263644), which was filed with the SEC on March  17, 2022, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 4,233,896 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-270795), which was filed with the SEC on March  23, 2023, as amended by that certain Post-Effective Amendment No. 1, which was filed with the SEC on August 10, 2023, pertaining to the registration of 4,234,053 shares of Common Stock under the 2013 Plan and the 2023 Plan;

•

Registration Statement on Form S-8 (Registration File No. 333-272895), which was filed with the SEC on June 23, 2023, pertaining to the registration of 6,000,000 shares of Common Stock under the 2023 Plan; and

•

Registration Statement on Form S-8 (Registration File No. 333-273887), which was filed with the SEC on August 10, 2023, pertaining to the registration of 1,000,000 shares of Common Stock under the 2020 Plan.

On February 11, 2024, the Registrant entered into that certain Agreement and Plan of Merger with Gilead Sciences, Inc., a Delaware corporation (“Parent”), and Pacific Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which, among other things, Purchaser merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. The Merger became effective on March 22, 2024, pursuant to a certificate of merger filed with the Secretary of State of the State of Delaware.

In connection with the Merger, the Registrant has terminated any and all of the offerings of the Registrant’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements and removes from registration any and all of the securities of the Registrant registered under the Registration Statements that remain unsold as of the date hereof, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on March 22, 2024.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.